UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
April 26, 2010 (April 23, 2010)
STERLING CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	000-50132 (Commission File No.)	76-0502785 (IRS Employer Identification No.)

333 Clay Street, Suite 3600 Houston, Texas (Address of principal execute offices)	77002-4109 (Zip Code)
(713) 650-3700
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     Sterling Chemicals, Inc.’s Annual Meeting of Stockholders for 2010 (our “Annual Meeting”) was held on April 23, 2010. At our Annual Meeting (i) seven of our incumbent directors were elected; (ii) the appointment of Grant Thornton LLP as our independent registered accounting firm for the fiscal year ending December 31, 2010 was ratified and approved; and (iii) our Long-Term Incentive Plan was ratified and approved.
     Under the Restated Certificate of Designations, Preferences, Rights and Limitations of our Series A Convertible Preferred Stock (our “Preferred Stock”), the holders of our Preferred Stock, voting separately as a class, are entitled to elect a percentage of our directors determined by the aggregate amount of shares of our Preferred Stock and our common stock beneficially owned by Resurgence Asset Management, L.L.C. and certain permitted transferees. Currently, the holders of our Preferred Stock are entitled to elect at least a majority of our directors. All of our other directors are elected by the holders of our Preferred Stock and the holders of our common stock, voting together as a single class. For purposes of class voting, each share of our Preferred Stock has the right to one vote for each share of our common stock into which such share is convertible on the record date for such vote, which was 1,000 shares on the record date for our Annual Meeting. At our Annual Meeting, three of our directors were elected by the holders of our Preferred Stock and four of our directors were elected by the holders of our Preferred Stock and the holders of our common stock, voting together as a single class. The voting results for the election of our seven directors are set forth below:
     Directors elected by the holders of our Preferred Stock:

Director	For	Withheld
Daniel M. Fishbane	6,448.774	0
Karl W. Schwarzfeld	6,448.774	0
Philip M. Sivin	6,448.774	0
     Directors elected by the holders of our Preferred Stock and the holders of our common stock, voting together as a single class:

Director	For	Withheld
Richard K. Crump	8,695,006	82,231
John V. Genova	8,695,006	82,231
John W. Gildea	8,695,006	82,231
John L. Teeger	8,777,156	81
     Holders of our Preferred Stock and holders of our common stock voted together as a single class on the ratification and approval of the appointment of Grant Thornton LLP as our independent registered accounting firm for the fiscal year ending December 31, 2010. For purposes of class voting, each share of our Preferred Stock has the right to one vote for each share of our common stock into which such share is convertible on the record date for such vote, which was 1,000 shares on the record date for our Annual Meeting. The voting results for the ratification and approval of the appointment of Grant Thornton LLP as our independent registered accounting firm for the fiscal year ending December 31, 2010 are set forth below:

For	Against	Abstain
8,958,140	20	12
     Holders of our Preferred Stock and holders of our common stock voted together as a single class to ratify and approve our Long-Term Incentive Plan. For purposes of class voting, each share of our Preferred Stock has the right to one vote for each share of our common stock into which such share is convertible on the record date for such vote, which was 1,000 shares on the record date for our Annual Meeting. The voting results are set forth below:

For	Against	Abstain
8,444,976	332,254	7
     There were no broker non-votes on any matter voted on at our Annual Meeting.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2010	STERLING CHEMICALS, INC.
	By:	/s/ John V. Genova
John V. Genova
President and Chief Executive Officer